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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

MEDIA CONTACT:
Stu Gold
Glowpoint, Inc.
(973) 391-2093
sgold@glowpoint.com
www.glowpoint.com



                GLOWPOINT ANNOUNCES CORPORATE RESTRUCTURING PLAN;
               COMPANY EXPECTS TO SAVE UP TO $10 MILLION ANNUALLY


HILLSIDE, N.J., MARCH 2, 2006 -- Glowpoint, Inc. (OTC: GLOW.PK), the world's leading broadcast quality IP-based video communications service provider, today announced the implementation of a corporate restructuring plan designed to reduce ongoing expenses with the goal of being cash-flow positive by the end of this fiscal year, or earlier if additional items currently under consideration are adopted. The plan is designed to reduce certain operating, sales and general and administrative costs without impacting Glowpoint's existing network capabilities, customer services or support. The plan accelerates cost reduction initiatives begun during the fourth quarter of 2005, including the elimination of underutilized backbone connectivity, aggregation hubs and Internet capacity across the Company's global IP-video network. The restructuring efforts are not expected to have any adverse impacts on current revenue.

The restructuring actions are expected to enable the Company to generate up to $10 million in annualized cost savings, or a reduction of over 30% of its total costs. Up to 70% of these annualized savings are expected to be driven from a reduction in direct and corporate sales and general and administrative costs, with the remaining 30% of the annualized savings resulting from a reduction in the cost of goods sold.

"We are accelerating a cost reduction plan that improves our operating efficiencies and gross margins, while continuing to operate in those areas where we see future growth, including the replacement of ISDN usage with our "All You Can See" IP-based video calling plans, IP-based broadcast solutions and IVE, our mobile two-way video communications service," stated Glowpoint President and Chief Executive Officer David Trachtenberg. "We strongly believe that this restructuring initiative allows the Company to operate as a stand-alone entity positioned to capitalize on the growth opportunities in our market sector, while continuing to explore the strategic alternatives we have been working on with Rothschild, Inc."
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As part of the strategic initiative, Glowpoint announced management changes, including the promotion of Michael Brandofino to Chief Operating Officer with principal responsibility for the implementation and management of the restructuring plan. The Company also announced that Rod Dorsey, executive vice president and chief financial officer since December 2004, will be leaving Glowpoint in April 2006 to pursue other opportunities. Mr. Dorsey will be focused on completing the Company's restatement for its fiscal year 2004 and the first quarter of 2005. He will transition his responsibilities to Ed Heinen, Glowpoint's vice president and controller who will become acting CFO upon Mr. Dorsey's departure. Other employee related changes include the elimination of non-customer supporting staff by over 35%.

"Our corporate objective is to accelerate our cost savings without impacting our portfolio of IP-video services or the support our customers and partners have come to expect from Glowpoint," said Mike Brandofino, Glowpoint's chief operating officer. "Glowpoint has a proven track record of managing change in our global IP-network while maintaining the broadcast quality experience for our customers. With Glowpoint's strong foundation as a technology leader in the global IP-video market, I am excited about the Company's future prospects. We are working closely with our existing customer base to expand their use of IP-video and are aggressively pursuing new initiatives through direct sales and partnerships to grow our business."



ABOUT GLOWPOINT
Glowpoint, Inc. (OTC: GLOW.PK) is the world's leading broadcast quality, IP-based video communications service provider. Glowpoint operates a video communications service featuring broadcast quality images with telephone-like reliability, features and ease-of-use and is a member of the Cisco Powered Network Program and COVAD Partner Program. The Glowpoint network spans four continents and carries on average over 60,000 video calls per month worldwide. Since the network was introduced in 2000, Glowpoint has carried over 35 million IP video minutes. Glowpoint is headquartered in Hillside, New Jersey. To learn more about Glowpoint, visit us at www.glowpoint.com.

THE STATEMENTS CONTAINED HEREIN, OTHER THAN HISTORICAL INFORMATION, ARE OR MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS AND INVOLVE FACTORS, RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. THESE FACTORS, RISKS AND UNCERTAINTIES INCLUDE MARKET ACCEPTANCE AND AVAILABILITY OF NEW VIDEO COMMUNICATION SERVICES; THE NONEXCLUSIVE AND TERMINABLE-AT-WILL NATURE OF SALES AGENT AGREEMENTS; RAPID TECHNOLOGICAL CHANGE AFFECTING DEMAND FOR OUR SERVICES; COMPETITION FROM OTHER VIDEO COMMUNICATIONS SERVICE PROVIDERS; AND THE AVAILABILITY OF SUFFICIENT FINANCIAL RESOURCES TO ENABLE US TO EXPAND OUR OPERATIONS, AS WELL AS OTHER RISKS DETAILED FROM TIME TO TIME IN THE OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.